Use these links to rapidly review the document
TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on December 20, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROCKWOOD HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	52-2277366 (I.R.S. Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(609) 514-0300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Thomas J. Riordan, Esq.
Senior Vice President, Law & Administration
Rockwood Holdings, Inc.
100 Overlook Center
Princeton, New Jersey 08540
(609) 514-0300
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Roxane F. Reardon, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
(212) 455-2000

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $.01 per share	(1)	(2)	(2)	(2)

(1)
There is being registered hereby such indeterminate number of shares of common stock as may from time to time be issued at indeterminate prices. There is also being registered such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Since an unspecified amount of shares of common stock registered hereby will be offered from time to time at indeterminate offering prices pursuant to an automatic shelf registration statement, the Registrant has elected to rely on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, to defer payment of the registration fee.

PROSPECTUS

Common Stock

        We and/or a selling stockholder or selling stockholders may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. Each time our common stock is offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement may also add, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

        You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "ROC."

        Investing in our securities involves risks. See "Risk Factors" beginning on page 4.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

December 20, 2010

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "Commission," using a "shelf" registration process. Under this shelf registration process, we and/or a selling stockholder or selling stockholders may offer and sell from time to time securities in one or more offerings or resales. Each time securities are offered, we will provide a supplement to this prospectus that contains specific information about the offering and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of any selling stockholder(s), if applicable. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading "Where You Can Find Additional Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying supplement or any free writing prospectus prepared by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of our securities in any state where the offer is not permitted.

        Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, the accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless we indicate otherwise or the context otherwise requires, any references to "we," "our," "us," the "Company" or "Rockwood" refer to Rockwood Holdings, Inc. and its consolidated subsidiaries.

i

 OUR COMPANY

        Rockwood is a global developer, manufacturer and marketer of high value-added specialty chemicals and advanced materials used for industrial and commercial purposes. Rockwood is focused on surface treatment and lithium chemicals; advanced ceramics, titanium dioxide pigments, specialty compounds, iron-oxide pigments, timber-treatment chemicals and clay-based additives.

        Our products consist primarily of inorganic chemicals and solutions and engineered materials. They are often customized to meet the complex needs of our customers and to enhance the value of their end products by improving performance, providing essential product attributes, lowering costs and/or making them more environmentally friendly. We generally compete in niche markets in a wide range of end-use markets, including metal treatment and general industry, chemicals and plastics, construction, life sciences (including pharmaceutical and medical markets), automotive, specialty coatings and electronics and telecommunications. No single end-use market accounted for more than 17% of our 2009 net sales.

        We have a number of growth businesses, such as our Fine Chemicals and Advanced Ceramics businesses, which are complemented by a diverse portfolio of businesses that historically have generated stable revenues. Our high margins, diverse customer and end-use market base, capital discipline and ongoing productivity improvements provide us with a platform to capitalize on market growth opportunities.

        We operate globally, manufacturing our products in 87 facilities in 24 countries and selling our products and providing our services to more than 60,000 customers, including some of the world's preeminent companies. We believe our products are generally critical to our customers' products' performance, but account for a small percentage of the total cost of their products. No single customer accounted for more than 2% of our 2009 net sales.

        We currently operate our business through the following five business segments: (1) Specialty Chemicals; (2) Performance Additives; (3) Titanium Dioxide Pigments; (4) Advanced Ceramics and (5) Specialty Compounds. On December 16, 2010, we announced the entry into a definitive agreement to sell substantially all of our Specialty Compounds segment. For financial information about each segment, see Note 3, "Segment Information," in the consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference herein.

        Our principal executive offices are located at 100 Overlook Center, Princeton, New Jersey 08540. Our telephone number is (609) 514-0300. Our website address is www.rocksp.com. Information contained on our website is not a part of this prospectus.

 FORWARD-LOOKING STATEMENTS

        This document contains forward-looking statements. Forward-looking statements within the context of the Private Securities Litigation Reform Act of 1995 are not statements of historical fact and may involve a number of risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events and estimates of amounts not yet determinable. We have used the words "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "predict," "could," "may" and other words and terms of similar meaning, including references to assumptions, in this report to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those expressed in or implied by these forward-looking statements. In particular, these factors include, among other things:

  •
  our business strategy;

  •
  changes in the general economic conditions in North America and Europe and in other locations in which we currently do business;

  •
  competitive pricing or product development activities affecting demand for our products;

  •
  technological changes affecting production of our materials;

  •
  fluctuations in interest rates, exchange rates and currency values;

  •
  availability and pricing of raw materials;

  •
  governmental and environmental regulations and changes in those regulations;

  •
  fluctuations in energy prices;

  •
  changes in the end-use markets in which our products are sold;

  •
  our ability to access capital markets;

  •
  hazards associated with chemicals manufacturing;

  •
  our high level of indebtedness;

  •
  risks associated with negotiating, consummating and integrating acquisitions;

  •
  risks associated with competition and the introduction of new competing products, especially in the Asia-Pacific region; and

  •
  risks associated with international sales and operations.

        You should keep in mind that any forward-looking statements made by us in this prospectus or elsewhere speak only as of the date on which we make them. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Although data regarding the specialty chemicals industry, our end-use markets, our market position and market share within our industry and our end-use markets are inherently imprecise, we believe such data are generally reliable. Industry surveys and publications generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third party sources. Similarly, while we believe internal company surveys and management estimates to be reliable, we have not verified them, nor have they been verified by any independent source. While we are not aware of any misstatements regarding any industry data presented herein, estimates, in particular as they relate to general expectations concerning the specialty chemicals industry, involve risks and uncertainties and are subject to change based on various factors, including those discussed under the captions "Risk Factors" and "Forward-Looking Statements" in this prospectus.

 RISK FACTORS

        An investment in our securities involves risks. You should carefully consider each of the risks described in the section entitled "Risk Factors" in our annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on February 26, 2010, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov, and all of the other information included or incorporated by reference in this prospectus before deciding to purchase any common stock.

USE OF PROCEEDS

        In the case of a sale of our common stock by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of our common stock by any selling stockholder(s), we will not receive the proceeds from such sale.

DESCRIPTION OF OUR CAPITAL STOCK

        The following is a description of the material terms of our amended and restated certificate of incorporation and bylaws. We also refer you to our amended and restated certificate of incorporation and bylaws, which are incorporated by reference in the registration statement.

Authorization Capitalization

        As of the date of this prospectus, our authorized capital stock consists of:

  •
  400,000,000 shares of common stock, par value $.01 per share; and

  •
  50,000,000 shares of preferred stock, par value $.01 per share.

        As of December 1, 2010, there were 75,776,884 shares of our common stock outstanding and 83 holders of record of our common stock.

  Common Stock

        Voting Rights.    Holders of common stock are entitled to one vote per share on all matters submitted for action by the stockholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of more than 50% of the shares of common stock can, if they choose to do so, elect all the directors. In such event, the holders of the remaining shares of common stock will not be able to elect any directors.

        Dividend Rights.    Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any. Our senior secured credit facilities and indenture impose restrictions on our ability to declare dividends on our common stock.

        Liquidation Rights.    Upon our liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of our assets, the holders of common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and accumulated and unpaid dividends and liquidation preferences on outstanding preferred stock, if any.

        Other Matters.    Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock, including the shares of common stock offered in this offering, are fully paid and non-assessable.

  Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series including:

  •
  the designation of the series;

  •
  the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;

  •
  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

  •
  the dates at which dividends, if any, will be payable;

  •
  the redemption rights and price or prices, if any, for shares of the series;

  •
  the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

  •
  the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

  •
  whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

  •
  restrictions on the issuance of shares of the same series or of any other class or series; and

  •
  the voting rights, if any, of the holders of the series.

  Warrants

        In connection with the issuance in July 2003 of redeemable convertible preferred stock which was redeemed with a portion of the net proceeds of our initial public offering, we issued to an affiliate of KKR warrants, exercisable at any time at a specified exercise price, to purchase 958,315 additional shares of our common stock. The warrants expire July 23, 2013.

Anti-Takeover Effects of our Amended and Restated Certificate of Incorporation and Bylaws and Certain Provisions of Delaware Law

        Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that may have an anti-takeover effect. Provisions of Delaware law may have similar effects.

  Classified Board of Directors

        Our amended and restated certificate of incorporation provides that our board of directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. The members of each class serve for a three-year term. As a result, approximately one-third of our board of directors will be elected each year.

  Removal of Directors, Vacancies

        Our amended and restated certificate of incorporation and our amended and restated bylaws provide that directors may be removed only for cause and only upon the affirmative vote of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our amended and restated certificate of incorporation and our amended and restated bylaws provide that any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum.

  No Stockholder Action by Written Consent

        Delaware law permits stockholder action by written consent unless otherwise provided by the amended and restated certificate of incorporation. Our amended and restated certificate of incorporation precludes stockholder action by written consent.

  Calling of Special Meetings of Stockholders

        Our amended and restated bylaws provide that special meetings of our stockholders may be called only by our board of directors, our chief executive officer or the chairman of our board of directors.

  Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or nominate candidates for election as directors must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder's notice must be received at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the previous year's annual meeting. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder's notice.

  No Cumulative Voting

        Delaware law provides that stockholders are not entitled to the right to cumulative votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not expressly provide for cumulative voting.

  Supermajority Provisions

        Delaware law provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation's certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our amended and restated certificate of incorporation provides that the amended and restated bylaws may be amended only by a vote of at least 80% of the voting power of all of the outstanding shares of our stock entitled to vote in the election of directors, voting together as a single class. In addition, a vote of at least 80% of the voting power of all of the outstanding shares of our stock entitled to vote in the election of directors, voting as a single class, is required to amend certain provisions of our certificate of incorporation relating to actions by stockholders by written consent, board membership, limited liability of directors and indemnification of directors, officers, employees and agents, and amendment of our certificate of incorporation.

  Authorized but Unissued Capital Stock

        The Delaware General Corporation Law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as our common stock were listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and consequently protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

  Delaware Anti-Takeover Statute

        We are subject to Section 203 of the Delaware General Corporation Law. Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

  •
  the "business combination," or the transaction in which the stockholder became an "interested stockholder" is approved by the board of directors prior to the date the "interested stockholder" attained that status;

  •
  upon consummation of the transaction that resulted in the stockholder becoming an "interested stockholder," the "interested stockholder" owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding and not outstanding, voting stock owned by the interested stockholder, those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentiality whether shares held subject to the plan will be tendered in a tender or exchange offer); or

  •
  on or subsequent to the date a person became an "interested stockholder," the "business combination" is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the "interested stockholder."

        "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the "interested stockholder." Subject to various exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. These restrictions could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to us and, therefore, may discourage attempts to acquire us.

  Transfer Agent and Registrar

        American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.

  Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "ROC."

 PLAN OF DISTRIBUTION

        We and/or a selling stockholder or selling stockholders may sell our common stock from time to time in any of the following ways:

  •
  through underwriters or dealers;

  •
  directly to a limited number of purchasers or to a single purchaser; or

  •
  through agents.

        The prospectus supplement will set forth the terms of the offering of our common stock, including:

  •
  the name or names of any underwriters, dealers or agents and the number of shares of our common stock underwritten or purchased by each of them; and

  •
  the public offering price of a share of our common stock and the proceeds to us and/or the selling stockholder(s), if applicable, and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We and/or the selling stockholder(s), if applicable, may affect the distribution of the shares from time to time in one or more transactions either:

  •
  at a fixed price or at prices that may be changed;

  •
  at market prices prevailing at the time of the sale;

  •
  at prices relating to such prevailing market prices; or

  •
  at negotiated prices.

        Transactions through dealers may include block trades in which dealers will attempt to sell our common stock as agent but may position and resell the block as principal to facilitate the transaction. Our common stock may be sold through dealers or agents or to dealers acting as market makers.

        If underwriters are used in the sale of any shares of our common stock, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares of our common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the shares of our common stock will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares of our common stock if they purchase any of the shares (other than any shares purchased upon exercise of any over-allotment option).

        We and/or a selling stockholder or selling stockholders may sell our common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the shares and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

        The underwriter proposes to offer our shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

        Any underwriters, broker-dealers and agents that participate in the distribution of our common stock may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the shares of our common stock, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in the prospectus supplement.

        Our common stock may be sold on any national securities exchange on which the shares may be listed at the time of sale, in the over-the-counter market or in transactions otherwise than on such exchanges or in the over-the-counter market or in transactions that include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchanges.

        We or a selling stockholder may enter into derivative transactions or forward sale agreements on the shares with third parties. In such event, we or such selling stockholder, if applicable, may pledge the shares underlying such transactions to the counterparties under such agreements, to secure our or such selling stockholder's delivery obligations. The counterparties or third parties may borrow shares from us, such selling stockholder or third parties and sell such shares in a public offering. This prospectus may be delivered in conjunction with such sales. Upon settlement of such transactions, we and/or such selling stockholder, if applicable, may deliver shares to the counterparties that, in turn, the counterparties may deliver to us, such selling stockholder or third parties, as the case may be, to close out the open borrowings of shares. The counterparty in such transactions will be an underwriter and will be identified in the prospectus supplement.

        A prospectus supplement may be used for resales from time to time by any holder of our common stock that may acquire shares upon an in-kind distribution by any existing holder of all or a portion of such existing holder's shares to its limited and general partners. Such selling stockholder may include direct and indirect transferees, pledgees, donees and successors of a selling stockholder. Further, a prospectus supplement may be used in connection with sales or resales by any general partner of a selling stockholder in connection with sales by such general partner for cash or subsequent transfers by such general partner to its limited partners of their ratable portion of the shares then owned by such general partner, together with resales of such shares by such limited partners.

        Our common stock is listed on the NYSE under the symbol "ROC." Underwriters or agents may purchase and sell shares of our common stock in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate activities that may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

        Agents and underwriters may be entitled to indemnification by us and the selling stockholder(s), if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

        Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        The specific terms of the lock-up provisions in respect of any given offering will be described in the prospectus supplement.

 LEGAL MATTERS

        The validity of the issuance of shares of our common stock to be sold hereunder will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others have an indirect interest in our common stock, through limited partnerships who are investors in certain affiliates of KKR that hold shares of our common stock.

EXPERTS

        The financial statements and the related financial statement schedule incorporated in this prospectus by reference from our 2009 annual report on Form 10-K for the year ended December 31, 2009, and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission's website at http://www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.

        Our common stock is listed on the New York Stock Exchange. You may inspect reports and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        In addition, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act are available free of charge through our website at http://www.rocksp.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website, however, is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The Commission allows us to "incorporate by reference" the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the Commission prior to the date of this prospectus, while information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus:

  •
  our annual report on Form 10-K for the year ended December 31, 2009 (including such information from our proxy statement for the 2010 annual meeting of stockholders filed on March 26, 2010 that is incorporated by reference in Part III of such annual report);

  •
  our quarterly reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010;

  •
  our current reports on Form 8-K filed on March 1, 2010, May 7, 2010, July 30, 2010, November 2, 2010, December 16, 2010 and December 20, 2010; and

  •
  the description of our common stock contained in our registration statement on Form 8-A filed on August 15, 2005.

        We will provide to each person to whom a prospectus is delivered, including any beneficial owner, upon request, a copy of any or all of the information that has been incorporated by reference in this prospectus. You may request a copy of these filings at no cost, by writing or calling us at:

Rockwood Holdings, Inc.
100 Overlook Center
Princeton, New Jersey 08540
Attention: Senior Vice President, Law & Administration

        You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the Commission.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The actual and estimated expenses in connection with offerings under this registration statement, all of which will be borne by Rockwood Holdings, Inc., a Delaware corporation (the "Registrant"), are as follows:

Commission registration fee	(1)
Printing and engraving expenses	(2)
Legal fees	(2)
Accounting fees	(2)
NYSE listing fees	(2)
Miscellaneous	(2)
Total	(2)

(1)
Deferred in reliance on Rule 456(b) and Rule 457(r).

(2)
The amount of these expenses is not presently known.

Item 15.    Indemnification of Directors and Officers

        Rockwood Holdings, Inc., or the Registrant, is a Delaware corporation. Section 145 of the Delaware General Corporation Law, or the "DGCL", grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations or the directors' fiduciary duty of care, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

        Article EIGHTH of the Registrant's Amended and Restated Certificate of Incorporation provides that except as otherwise provided by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

        Article V of the Registrant's Amended and Restated By-laws provides that the Registrant shall indemnify and advance expenses to directors and officers of the Registrant as specified in the Certificate of Incorporation. In addition, to the fullest extent permitted by the DGCL, the Registrant shall indemnify any current or former director or officer of the Registrant and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Registrant against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the light of the Registrant or otherwise, to which he was or is a party by reason of his current or former position with the Registrant or by reason of the fact that he is or was serving, at the request of the Registrant, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

        The Registrant's Amended and Restated Certificate of Incorporation also provides that expenses incurred by a person who is or was a director or officer of the Registrant in appearing at, participating in or defending any such action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant as provided by the Registrant's Amended and Restated Certificate of Incorporation.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.    Exhibits.

        See Index to Exhibits.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

        Provided, however, that clauses (i), (ii) and (iii) above do not apply if the information required to be included in the post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date; or

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or

15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 20, 2010.

Rockwood Holdings, Inc.
By:	/s/ SEIFI GHASEMI
	Name:	Seifi Ghasemi
	Title:	Chairman of the Board and Chief Executive Officer

        We, the undersigned directors and officers of Rockwood Holdings, Inc., do hereby constitute and appoint Thomas J. Riordan and Michael W. Valente, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all post-effective amendments hereto and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 20, 2010.

Signature	Title

/s/ SEIFI GHASEMI Seifi Ghasemi	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ ROBERT J. ZATTA Robert J. Zatta	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ JAMES T. SULLIVAN James T. Sullivan	Corporate Controller and Treasurer (Principal Accounting Officer)
/s/ BRIAN F. CARROLL Brian F. Carroll	Director

Signature	Title

/s/ NANCE DICCIANI Nance Dicciani	Director
/s/ SHELDON R. ERIKSON Sheldon R. Erikson	Director
/s/ TODD A. FISHER Todd A. Fisher	Director
/s/ DOUGLAS L. MAINE Douglas L. Maine	Director
/s/ J. KENT MASTERS J. Kent Masters	Director

 EXHIBIT INDEX

Exhibit No.		Description of Exhibit
1.1	*	Form of Underwriting Agreement

2.1	(A)	Business and Share Sale and Purchase Agreement, dated September 25, 2000 between Rockwood Holdings, Inc. and Laporte plc

2.2	(B)	Sale and Purchase Agreement, dated April 19, 2004 among mg technologies ag and MG North America Holdings Inc., as Sellers and other parties named as purchasers therein

2.3	(F)	Share Purchase Agreement dated November 29, 2006 by and among Rockwood Specialties Group GmbH and Gilde Buyout Partners BV, Banexi Capital and Groupe Novasep management.

2.4	(G)	Stock Purchase Agreement dated as of October 7, 2007 by and between Rockwood Specialties Group, Inc. and OM Group, Inc.

4.1	(D)	Form of Certificate of Common Stock

4.2	(D)	Warrant Agreement, dated as of July 23, 2003, between Rockwood Holdings, Inc. and KKR Millennium Fund L.P.

4.3	(D)	Registration Rights Agreement, dated as of November 20, 2000, among Rockwood Holdings, Inc., KKR 1996 Fund L.P. and KKR Partners II, L.P.

4.4	(D)	First Amendment, dated as of July 23, 2003, to the Registration Rights Agreement, among Rockwood Holdings, Inc., KKR 1996 Fund L.P., KKR Partners II, L.P. and KKR Millennium Fund L.P.

4.5	(D)	Stockholders Agreement, dated as of July 29, 2004, among Rockwood Holdings, Inc., KKR 1996 Fund, L.P., KKR Partners II, L.P., KKR Millennium Fund, L.P., KKR Partners III, L.P., KKR European Fund, Limited Partnership and DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ Offshore Partners III, C.V., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P. and MBP III Plan Investors, L.P.

4.6	(C)	Indenture, dated as of November 10, 2004, among Rockwood Specialties Group, Inc., the Guarantors named therein and The Bank of New York, as Trustee

4.7	(E)	Amendment to Stockholders Agreement and Waiver, dated as of January 27, 2006, by and among Rockwood Holdings, Inc., KKR 1996 Fund, L.P., KKR Partners II, L.P., KKR Millennium Fund, L.P., KKR Partners III, L.P., KKR European Fund, Limited Partnership and DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.C., DLJ Offshore Partners III, C.V., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P. and MBP III Plan Investors, L.P.

5.1	**	Opinion of Simpson Thacher & Bartlett LLP

10.1	(H)	Business Purchase Agreement, dated December 16, 2010, by and among Mexichem Compuestos, S.A. de C.V., Mexichem UK Limited, Mexichem Fluor Canada Inc., Mexichem Amanco Holding, S.A. de C.V., Mexichem, S.A.B. de C.V., AlphaGary Corporation, AlphaGary Limited, Rockwood Additives Limited, Rockwood Specialties Inc., Rockwood Specialties Group, Inc., and Rockwood Holdings, Inc.

23.1	**	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

23.2	**	Consent of Deloitte & Touche LLP relating to the Registrant

Exhibit No.		Description of Exhibit
24.1	**	Powers of Attorney of the directors and officers of the registrants (included in the signature pages to the registration statement)

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.

**
Filed herewith.

(A)
Incorporated by reference to Rockwood Specialties Group, Inc.'s Registration Statement on form S-4 (File No. 333-109686).

(B)
Incorporated by reference to the Current Report on Form 8-K of Rockwood Specialties Group, Inc filed on May 4, 2004.

(C)
Incorporated by reference to the Current Report on Form 8-K of Rockwood Specialties Group, Inc filed on November 12, 2004.

(D)
Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-122764).

(E)
Incorporated by reference to the Company's Current Report on Form 8-K filed on February 2, 2006.

(F)
Incorporated by reference to the Company's Current Report on Form 8-K filed on January 16, 2007.

(G)
Incorporated by reference to the Company's Current Report on Form 8-K filed on January 7, 2008.

(H)
Incorporated by reference to the Company's Current Report on Form 8-K filed on December 20, 2010.